Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

January 5, 2026

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Re:	Securities Being Registered Under Registration Statement on Form S-1

Ladies and Gentlemen:

We have represented Signing Day Sports, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) originally filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 5, 2026, relating to the registration of a proposed underwritten public offering of (1) up to $8,050,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (or, to the extent that each purchaser that would otherwise beneficially own over 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding shares of Common Stock immediately following the consummation of the offering, and at the option of such purchaser, a pre-funded warrant to purchase shares of Common Stock in lieu of such shares of Common Stock (the “Pre-Funded Warrants”)), (ii) warrants to purchase shares of Common Stock (the “Investor Warrants”), (iii) warrants to purchase shares of Common Stock equal to 5.0% of the aggregate number of Shares and Pre-Funded Warrants sold in this offering issued to the underwriter (the “Representative’s Warrants,” and together with the Pre-Funded Warrants and Investor Warrants, the “Warrants”), and (iv) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Shares and the Warrants, the “Securities”). The Securities shall include any additional amounts of such securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with one or more offerings contemplated by the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the form of Underwriting Agreement included as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”)

(c)	the form of the Pre-Funded Warrants included as Exhibit 4.8 to the Registration Statement;

(d)	the form of the Investor Warrants included as Exhibit 4.9 to the Registration Statement;

(e)	the form of the Representative’s Warrants included as Exhibit 4.10 to the Registration Statement;

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

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January 5, 2026

(f)	the Second Amended and Restated Certificate of Incorporation of the Company included as Exhibit 3.1 to the Registration Statement (the “Certificate of Incorporation”);

(g)	the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company included as Exhibit 3.2 to the Registration Statement;

(h)	the Second Amended and Restated Bylaws of the Company included as Exhibit 3.3 to the Registration Statement; and

(i)	Amendment No. 1 to the Second Amended and Restated Bylaws of the Company included as Exhibit 3.4 to the Registration Statement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective by the Commission. In our examination of documents, we have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, the due authorization of all parties (other than the Company) by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties. We have further assumed that upon the issue of any of the Warrant Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation (as amended or restated as of the date of such issuance) and by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

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January 5, 2026

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that:

1.	The Securities have been duly authorized for issuance by all necessary corporate action by the Company;

2.	The Shares, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

3.	When the Warrants are issued, delivered and paid for as described in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

4.	The Warrant Shares, when issued against payment therefor as described in the Registration Statement and in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinions expressed herein are based upon the law of the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof and (ii) we express no opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC